Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post–Effective Amendment to Registration Statement No. 002-41839 on Form N–1A of our report dated October 12, 2022, relating to the financial statements and financial highlights of Fidelity Conservative Income Bond Fund, our reports dated October 13, 2022, relating to the financial statements and financial highlights of Fidelity Series Corporate Bond Fund, Fidelity Flex Conservative Income Bond Fund, Fidelity Short-Term Bond Index Fund, and Fidelity Sustainability Bond Index Fund, and our reports dated October 14, 2022, relating to the financial statements and financial highlights of Fidelity Intermediate Bond Fund and Fidelity SAI Low Duration Income Fund, each a fund of Fidelity Salem Street Trust, appearing in the Annual Reports on Form N-CSR of Fidelity Salem Street Trust for the period ended August 31, 2022, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” or “Independent Registered Public Accounting Firms” in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP
Boston, Massachusetts
October 20, 2022